Exhibit 10.26

Execution Version

DATED                     24 December 2020

TELECOMMUNICATIONS AND

RELATED SERVICES AGREEMENT

BETWEEN

HONG KONG TELECOMMUNICATIONS (HKT) LIMITED

AND

FWD GROUP MANAGEMENT HOLDINGS LIMITED

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THIS TELECOMMUNICATIONS AND RELATED SERVICES AGREEMENT is made the 24th day of               December 2020

BETWEEN

(1)	HONG KONG TELECOMMUNICATIONS (HKT) LIMITED whose registered office is situated at 39th Floor, PCCW Tower, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong (“Service Provider”); and

(2)	FWD GROUP MANAGEMENT HOLDINGS LIMITED a company registered in Hong Kong (Company No. 1932832) with its registered office at 28/F, FWD Financial Centre, 308 Des Voeux Road Central, Hong Kong (“Service Recipient”),

(Collectively, the “Parties” and each a “Party”).

WHEREAS

The Parties wish to enter into a new Telecommunications and Related Services Agreement for the Term on the terms and subject to the conditions as set out in this Agreement.

WHEREBY the Parties agree as follows:

1.       Definitions and Interpretation

1.1	In this Agreement, the following terms shall have the following meanings unless the context requires otherwise:

“Affiliate”	means (a) in relation to the Service Provider, any subsidiary or holding company of the Service Provider or any subsidiary of a holding company of that Party; and (b) in relation to the Service Recipient, any SRG Company;

“Agreement”	means this agreement comprising all Schedules and all subsequent amendments as may be agreed by the Parties from time to time;

“Business Day”	means a day other than a Saturday, Sunday or a public holiday in Hong Kong;

“Charges”	means the fees and/or charges payable by a SRG Company to a SPG Company for the Services, Support Services and Equipment provided by the SPG Company to the SRG Company under this Agreement and/or the Specific Agreements;

“Confidential Information”	means all information, oral or written, which is (a) expressly stated to be confidential; or (b) by its nature implicitly confidential, as provided by a Party to the other Party pursuant to this Agreement. The provisions of this Agreement are the confidential information of the Parties, subject to Clause 7 hereof;

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“Effective Date”	means the date of this Agreement;

“Equipment”	means the equipment or device supplied, sold or leased by a SPG Company to a SRG Company under this Agreement and/or the Specific Agreements (including such other equipment or device as may be agreed by the Parties from time to time);

“Force Majeure Event”	means any supervening outbreak of war affecting Hong Kong, hostilities (whether war be declared or not), invasions, acts of foreign enemies, rebellion, revolution, military or usurped power, overthrow (whether by external or internal means) of the government, civil war, riot, civil disturbances, fire (if not caused or contributed to by a Party, its Affiliates, sub-contractor, or agent), civil commotion, epidemic and acts of God which prevents the performance of a Party’s performance of its duties and obligations hereunder;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Intellectual Property Rights”	means any patent right, design right, copyright, database right, trademark or trade name (whether or not registered), and any pending applications relating to the foregoing, web site address, trade secrets, know-how, and all other intellectual property rights which may exist in any part of the world;

“Listing Rules”	means The Rules Governing the Listing of Securities on the Stock Exchange;

“Proposed Annual Cap(s)”	means the proposed aggregate annual value(s) for the continuing connected transactions set out in this Agreement;

“Service Provider Group”	means HKT Limited and its direct and indirect subsidiaries;

“Service Recipient Group”	means FWD Limited, FWD Group Limited and their respective direct and indirect subsidiaries;

“Services”	means the telecommunications and related services provided by a SPG Company to a SRG Company as described in Schedule 1 and as agreed under the Specific Agreements;

“Specific Agreement”	means an existing agreement entered into before the date of this Agreement or a future agreement to be entered into after the date of this Agreement between the Parties or between a SPG Company and a SRG Company in respect of the Services, Support Services and Equipment, including without limitation order forms or purchase orders and “Specific Agreements” shall be construed accordingly;

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“SPG Company”	means a member of the Service Provider Group;

“SRG Company”	means a member of the Service Recipient Group;

“Stock Exchange”	means The Stock Exchange of Hong Kong Limited;

“Support Services”	means the support services provided by a SPG Company to a SRG Company as described in Schedule 2 and as agreed under the Specific Agreements;

“Term”	has the same meaning assigned to it in Clause 5.1.

1.2	In this Agreement, unless the context otherwise requires:

(a)	all references to a “person” include an individual, body corporate (wherever incorporated), unincorporated association, trust or partnership (whether or not having separate legal personality), government, state or agency of a state, or two (2) or more of the foregoing;

(b)	“subsidiaries” and “holding companies” of a company shall mean its subsidiaries and holding companies, respectively, as defined under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) or the Listing Rules, and other companies considered by the Stock Exchange as its subsidiaries and holding companies, respectively;

(c)	all references to a Clause, paragraph or Schedule are to a clause, paragraph or schedule of this Agreement, and references to this Agreement include the schedules;

(d)	the headings in this Agreement do not affect its construction or interpretation;

(e)	a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws varying, consolidating or replacing it and a reference to a statute includes all regulations, proclamations and by-laws issued under that statute;

(f)	a reference to a document is a reference to that document as amended or modified from time to time in writing by the mutual consent of the Parties;

(g)	all references to writing will be deemed to include faxes but not emails;

(h)	the singular includes the plural and vice versa and any gender includes any other gender; and

(i)	the words “includes” and “including” are to be construed without limitation.

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1.3	If there is any inconsistency between Clauses 1 to 18 and the Schedules, the inconsistency will be resolved in the following descending order of precedence:

(a)	Clauses 1 to 18; and

(b)	the Schedules.

2.	Condition Precedent and Annual Caps

2.1	The terms and conditions contained in this Agreement are conditional upon compliance of the obligations of the Service Provider Group under Chapter 14A of the Listing Rules, and if such condition is not fulfilled on or before 31 December 2020 (or such later date as the Parties shall agree), this Agreement shall become null and void and none of the Parties shall have any right or action against the other Party hereunder.

2.2	Both Parties hereby agree that the Services, Support Services and Equipment provided by the SPG Company to the SRG Company under this Agreement and/or the Specific Agreements shall be provided on the following bases:

	(a)	normal commercial terms; and

	(b)	the total value of the Services, Support Services and Equipment provided for each of the three (3) financial years ending 31 December 2022 shall not exceed the following (subject to Clause 2.3 below):

		Year ending 31 December	Proposed Annual Cap (HK$ million)
		2020	50.0
		2021	100.0
		2022	150.0

2.3	The Parties agree that in the event that the total value of the Charges for the Services, Support Services and Equipment provided under this Agreement and/or the Specific Agreements exceeds the amounts set out above in Clause 2.2 respectively for any year, such transactions and their total value will be subject to the compliance with the applicable requirements under Chapter 14A of the Listing Rules.

3.	Obligations

3.1	In consideration of the Charges payable by the relevant SRG Company, the relevant SPG Company shall provide the Services, Support Services and/or Equipment to the SRG Company in accordance with the terms of this Agreement and/or the Specific Agreements.

3.2	In consideration of the provision by the SPG Company of the Services, Support Services and Equipment (as the case may be), the relevant SRG Company shall pay the Charges in accordance with this Agreement and/or the Specific Agreements.

3.3	The Service Provider will supply or procure the supply of the Services, Support Services and/or Equipment to the relevant SRG Company with due care and skill in accordance with the provisions of this Agreement and/or the Specific Agreements in compliance with applicable laws.

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3.4	The Service Provider agrees to provide the Services, Support Services and/or Equipment in accordance with the standard of services agreed between the Parties in the Specific Agreements.

3.5	The Service Provider shall ensure that all of its personnel who provides the Services, the Support Services and/or the Equipment are properly trained and competent, fully supervised at all times and possess suitable skills, knowledge and experience for the delivery of the Services, the Support Services and/or the Equipment. The Service Provider shall also ensure that all of its personnel who provides the Services, the Support Services and/or the Equipment are appropriate screened in accordance with the Service Provider’s policies and procedures and otherwise in accordance with good industry practice.

4.	Charges and Payment

4.1	In consideration of the Services provided by the SPG Company, the relevant SRG Company shall pay to the SPG Company the Charges as described in Part A of Schedule 3 and the Specific Agreements. In consideration of the Support Services provided by the SPG Company, the relevant SRG Company shall pay to the SPG Company the Charges for such Support Services as described in Part B of Schedule 3 and the Specific Agreements. In consideration of the Equipment provided by the SPG Company, the relevant SRG Company shall pay the Charges for the Equipment as agreed by the respective SPG Company and the SRG Company under the Specific Agreements.

4.2	The SPG Company shall issue invoices to the relevant SRG Company at such intervals as the respective SPG Company and the SRG Company may from time to time agree in the Specific Agreements.

4.3	Unless otherwise provided for in a Specific Agreement, all payments made by the SRG Company under this Agreement and/or the Specific Agreements shall be made free of any deduction or withholding for or on account of any taxes. If the SRG Company is or was required by law to make any deduction or withholding from any payment due to the SPG Company, then notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by the SRG Company to the SPG Company shall be increased so that, after any such deduction or withholding for taxes, the net amount received by the SPG Company will not be less than what the SPG Company would have received had no such deduction or withholding be required. The SRG Company shall pay any applicable goods and services tax, value added tax, sales tax, business tax or any other similar taxes, duties or charges on the Charges and/or fees in accordance with the applicable law. All other taxes, including any taxes that are imposed on the profits, income, property or capital of the SPG Company or the SRG Company or taxes imposed by reason of the carrying on a business in Hong Kong or being incorporated in Hong Kong by the SPG Company or the SRG Company shall be paid by the SPG Company or the SRG Company respectively and shall not be passed through to each other.

4.4	The Parties agree that the total amount of Charges payable under this Agreement and/or the Specific Agreements in each calendar year of the Term shall not exceed the Proposed Annual Cap in respect of that year.

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5.	Term and Termination

5.1	Unless otherwise terminated earlier in accordance with this Agreement, this Agreement is, subject to Clause 2.1, deemed to have commenced on the Effective Date and shall remain in full force and effect until 31 December 2022 (“Term”).

5.2	Each Party may terminate this Agreement without cause by giving the other Party at least six (6) months’ prior written notice.

5.3	A Party may terminate this Agreement with immediate effect by giving written notice to the other Party if:

(a)	such other Party has breached a material term of this Agreement and has not remedied such breach within fourteen (14) days of written notice from the terminating Party;

(b)	such other Party (i) has a receiver or an administrative receiver appointed or passes a resolution for winding-up (other than for the purposes of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect; (ii) becomes subject to an administrative order or enters into any voluntary arrangement with its creditors; or (iii) ceases or threatens to cease to carry on business or analogous event in the jurisdiction in which such other Party is incorporated; or

(c)	the Service Provider or any SPG Company is prohibited from supplying all the Services, Support Services and Equipment under any applicable law.

5.4	The expiry or termination of this Agreement shall not, by itself, affect the validity and effectiveness of the Specific Agreements. Upon the expiration or termination of this Agreement, the respective SRG Company and SPG Company shall continue to perform their obligations under the Specific Agreements, provided that if such performance results or is reasonably expected to result in any non-compliance with the Listing Rules by the Service Provider Group, the relevant SRG Company and the SPG Company shall discuss in good faith for the necessary amendments to the Specific Agreements, failing which the relevant SPG Company shall be entitled to terminate the relevant Specific Agreements by notice at any time.

5.5	Upon the expiration or termination of this Agreement, if so requested by the Service Recipient and to the extent reasonably practicable, the Service Provider will provide reasonable assistance and support to the Service Recipient (at the Service Recipient’s costs and expenses) to transition the supply of the Services, Support Services and/or Equipment from a third party supplier to the Service Recipient.

5.6	The expiration or termination of this Agreement shall:

(a)	not operate as a waiver of any breach by a Party of any of its provisions;

(b)	be without prejudice to any rights, liabilities or obligations which a Party has accrued up to the date of expiration or termination; and

(c)	not extinguish or otherwise affect the provisions of this Agreement which by their nature survive such expiration or termination.

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6.	Intellectual Property Rights and Title

6.1	Subject to the provisions in the Specific Agreements, the Intellectual Property Rights in respect of all technical know-how, data, logo, documentation, reports and all other information created, developed, written, derived from, subsisting in, used, provided or produced by either Party pursuant to this Agreement shall vest and remain vested in that Party solely.

6.2	Subject to the provisions in the Specific Agreements, the acquisition of any Services and Support Services by the Service Recipient under this Agreement or the use of any property of the other Party in relation to this Agreement does not give that Party any proprietary rights, title or interest in the other Party’s property and Intellectual Property Rights. For the avoidance of doubt, this applies to:

(a)	any Intellectual Property Rights licensed to a Party by the other Party; and

(b)	any equipment and software provided to a Party by the other Party and located in the first Party’s premises.

6.3	Subject to the provisions in the Specific Agreements, for any Equipment purchased by the Service Recipient from the Service Provider under this Agreement, the title of such Equipment shall not pass to the Service Recipient until the Service Recipient has paid the Service Provider the full price of such Equipment. Risk of loss and damage to such Equipment shall pass to the Service Recipient once such Equipment is delivered to the designated delivery address for such Equipment.

7.	Confidentiality

7.1	Subject to Clauses 7.2, 7.3 and 7.4, each Party must: (a) use the other Party’s Confidential Information only for the purposes of this Agreement; and (b) hold the other Party’s Confidential Information in strict confidence and not disclose such information to any third party without the prior written consent of the disclosing Party.

7.2	Notwithstanding Clause 7.1, a Party may disclose the Confidential Information of the other Party if that disclosure is to the employees, agents, sub-contractors, Affiliates or Professional Advisers of that Party who have a need to know that information and who have agreed to keep it confidential. For the purposes of this Clause, “Professional Adviser” means a lawyer, accountant, auditor, financial adviser, banker, technical adviser (including, where necessary, a sub-contractor and relevant technical personnel or a supplier of a Party) and any other professional adviser retained to provide advice in relation to the Services, Support Services and/or Equipment provided under this Agreement.

7.3	The obligations under this Clause do not extend to information that (whether before or after the Effective Date):

(a)	is or become public knowledge other than by breach of this Clause 7;

(b)	is in the possession of the receiving Party without restriction in relation to disclosure before the date of receipt from the disclosing Party;

(c)	is received from a third party who lawfully acquired it and who is under no obligation restricting its disclosure;

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(d)	is independently developed by a Party without access to the information of the other Party;

(e)	is approved for release by the prior written authorization by the disclosing Party; or

(f)	is required by law, any regulatory requirements, court orders, arbitration commission’s demands or the rules and regulations of any stock exchange on which the securities of any Party and/or its Affiliates are listed to be disclosed, provided that the Party required to disclose that Confidential Information shall:

(i)	immediately notify the disclosing Party, where time permits and without contravention of any law, in writing of the particulars of the required disclosure; and

(ii)	provide the disclosing Party with all necessary assistance reasonably required by the disclosing Party (at the disclosing Party’s own cost and expense) to enable the disclosing Party to take any reasonable steps available to it to prevent that disclosure or to ensure that it occurs subject to a reasonable obligation of confidence.

7.4	The confidentiality obligations contained in this Clause shall remain in full force and effect for a period of three (3) years from the expiration or termination of this Agreement (as the case may be).

8.	Warranty

8.1	Each Party warrants that (a) it shall comply with all applicable laws, regulations, rules, directions or codes of practice issued by the competent authority; and (b) the person who signs this Agreement on its behalf has the authority to act in that capacity. Without limiting the generality of the foregoing, the Service Provider shall comply with the Telecommunications Ordinance (Cap. 106 of the Laws of Hong Kong) and all applicable directions, determinations and codes of practice issued by the Communications Authority from time to time.

8.2	Each Party warrants that it has procured the necessary licence or permit for the purpose of performing the obligations hereunder.

8.3	Except for the express warranties and representations set out in this Agreement, each Party makes no other warranties and representations, whether express or implied. Each Party expressly disclaims all other warranties and representations, whether express, implied or statutory.

9.	Indemnity

Subject to the provisions in the Specific Agreements, each Party (“Indemnifying Party”) shall, subject to Clause 10.1, indemnify and keep indemnified the other Party (“Indemnified Party”) from and against any loss, cost, damage or expense of any kind, including reasonable legal fees, resulting from:

(a)	third party claim, suit or proceedings brought against the Indemnified Party alleging any breach, failure, error, omission or negligence by the indemnifying Party, its officers, employees, agents or contractors in relation to this Agreement; or

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(b)	any infringement by the Indemnifying Party of any Intellectual Property Rights belonging to Indemnified Party.

10.	Limitation of Liability

10.1	Subject to Clauses 10.2 and 10.3 and the provisions of the Specific Agreements, and to such extent permissible by law, the liability of each Party to the other in contract, tort or otherwise arising by reason of or in connection with this Agreement is limited to the total amount of the Charges paid and payable by the Service Recipient Group to the Service Provider Group under this Agreement and the Specific Agreements.

10.2	Neither Party is liable to the other for any indirect, consequential, collateral, special, punitive or incidental loss or damage suffered or incurred by the other Party in connection with this Agreement whether during or after the Term of this Agreement and regardless of the form in which any legal or equitable action may be brought (whether in tort, contract, strict liability or otherwise). For the purposes of this Agreement, indirect or consequential loss or damage includes, without limitation, loss of revenue, loss of profit, anticipated savings or business, loss of data or goodwill, loss of use or value of any equipment or software, costs of procuring substitute goods or services, claims of third parties, and all associated and incidental costs and expenses, in each case to the extent that such losses are indirect and not direct.

10.3	Nothing in this Agreement shall exclude or limit each Party’s liability for (a) personal injury or death caused by a Party’s negligence or the negligence of its employees acting in the course of their employment; or (b) fraud of such Party.

11.	Force Majeure Event

11.1	Notwithstanding any other provision of this Agreement, a Party will not be liable for any delay or failure to perform an obligation under this Agreement (other than an obligation to pay any Charges) if such a fulfilment is delayed, prevented, restricted or interfered with for any reason as a result of a Force Majeure Event provided that:

(a)	the Party has promptly notified the other Party of the Force Majeure Event setting out the details of the Force Majeure Event and an estimate of the extent and duration of its inability to perform; and

(b)	the Party has used its reasonable endeavours to mitigate the effect of the Force Majeure Event and to carry out its obligations under this Agreement in any other way practicable.

11.2	If the Force Majeure Event in question prevails for a continuous period of three (3) months or more, the Parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable in the circumstances. If no alternative arrangements can be reached in accordance with this Clause 11.2, either Party may, subject to Clause 5.6, terminate this Agreement without liabilities to the other Party.

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12.	Dispute Resolution

12.1	Any dispute arising from this Agreement shall be resolved by the Parties by way of meetings in good faith.

12.2	The Parties shall agree on the manner as to how the meeting shall be conducted.

13.	Publicity

Neither Party will make any public announcement related to the existence or content of this Agreement, the terms and conditions of any negotiations or agreements between the Parties, except as may be required by law or the rules and regulations of any stock exchange on which the securities of any Party and/or its Affiliates are listed or with the prior written consent of the other Party.

14.	Assignment and Subcontracting

14.1	The Service Recipient shall be entitled, at any time by notice in writing to the Service Provider, to assign, novate or otherwise transfer all or any of the Service Recipient's rights, title, benefits, interest, duties, obligations and liabilities under this Agreement to any SRG Company. Any such transferee shall also have the benefit of this Clause as if such transferee were the Service Recipient in this Agreement.

14.2	The Service Provider shall be entitled, at any time by notice in writing to the Service Recipient, to assign, novate or otherwise transfer all or any of the Service Provider's rights, title, benefits, interest, duties, obligations and liabilities under this Agreement to any SPG Company. Any such transferee shall also have the benefit of this Clause as if such transferee were the Service Provider in this Agreement.

14.3	Upon receiving any notice from the Service Recipient under Clause 14.1 or the Service Provider under Clause 14.2, the Parties shall do all such acts and things and execute all such documents as shall be reasonably required by the relevant transferor to effect such assignment, novation or transfer.

14.4	The Service Provider shall not sub-contract the whole or any part of the Services, Support Services and/or Equipment or any of its obligations under this Agreement except with the prior written consent of the Service Recipient, provided that the Service Provider may sub-contract the whole or any part of the Services, Support Services and/or Equipment or any of its obligations under this Agreement to a SPG Company without the prior written consent of the Service Recipient to the extent permitted by applicable law. In the event that the Service Provider sub-contracts the whole or any part of the Services, Support Services and/or Equipment or any of its obligations under this Agreement pursuant to this Clause 14.4, the Service Provider shall be fully responsible in all respects for the performance of its obligations under this Agreement.

15.	Notice

15.1	A notice or other communication given under this Agreement will be in writing and in the English language and signed by or on behalf of the person giving it and will be served by delivering it to the Party due to receive it at the address or fax numbers set out in Clause 15.2 and will be deemed to have been delivered in accordance with this Clause.

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15.2	The Parties’ addresses and fax numbers for the purposes of this Agreement are:

Hong Kong Telecommunications (HKT) Limited

Address: 39th Floor, PCCW Tower, Taikoo Place, 979 King’s Road, Quarry Bay,

Hong Kong.

For the attention of: [***]

Fax number: [***]

FWD Group Management Holdings Limited

Address: 13/F, 14 Taikoo Wan Road, Taikoo Shing, Hong Kong

For the attention of: [***]

Fax number: [***]

or such other address or fax number as the relevant Party notifies to the other Party, which change of address or fax number will only take effect if delivered and received in accordance with this Clause.

15.3	A notice or other communication so addressed will be deemed to have been received:

(a)	if personally delivered, at the time of delivery;

(b)	if sent by pre-paid first class post, recorded delivery or registered post, two (2) Business Days after the date of posting to the relevant address;

(c)	if sent by fax, on successful completion of its transmission as per a transmission report from the machine from which the fax was sent, save that if such notice or communication is received after the end of normal working hours (and “normal working hours” will be deemed to be 8.30 a.m. to 5.30 p.m. on any Business Day in the country of the recipient), such notice or communication will be deemed to have been received on the next Business Day.

16.	Service Recipient Group and Service Provider Group

16.1	The Parties agree that:

(a)	any SPG Company may provide the Services, Support Services and/or Equipment to the Service Recipient or any SRG Company; and

(b)	it is currently assumed that the relevant SPG Company and SRG Company to be providing / receiving the Services, Support Services and/or Equipment are both companies incorporated in Hong Kong. Where any part of the Services, Support Services and/or Equipment is provided by or received by a company incorporated outside Hong Kong, the relevant SPG Company and the SRG Company shall further agree on any appropriate tax-related provisions that shall be included in the Specific Agreements in respect of such part of the Services, Support Services and/or Equipment.

16.2	Where any Services, Support Services and/or Equipment are provided by a SPG Company (other than the Service Provider) to a SRG Company (other than the Service Recipient):

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(a)	the relevant invoice shall be issued by such SPG Company providing the Services, Support Services and/or Equipment to the relevant SRG Company which shall pay for such Services, Support Services and/or Equipment;

(b)	such SPG Company shall and the Service Provider shall procure such SPG Company to provide Services, Support Services and/or Equipment to the Service Recipient and/or the SRG Company and such SPG Company shall be entitled to enter into Specific Agreement(s) directly with the relevant SRG Company in its own capacity for such Services, Support Services and/or Equipment;

(c)	the applicable provisions of this Agreement shall apply, mutatis mutandis, to such Services, Support Services and/or Equipment provided by such SPG Company to the relevant SRG Company under this Agreement;

(d)	any breach of this Agreement by the relevant SRG Company shall be deemed to be the breach of this Agreement by the Service Recipient; and

(e)	any breach of this Agreement by the relevant SPG Company shall be deemed to be the breach of this Agreement by the Service Provider.

17.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The Parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

18.	General

18.1	Nothing herein is intended or shall create or be deemed to create a partnership, joint venture, agency or any form of business association between the Parties. It is acknowledged and agreed that the Service Provider and Service Recipient are and at all times shall remain independent contractors. This Agreement shall not be construed as creating any employer-and-employee relationship between the Service Provider and the Service Recipient.

18.2	Any amendment or variation to this Agreement shall not be valid unless it is in writing and signed by the Parties.

18.3	Each Party shall bear its own legal costs and expenses in relation to approving, negotiation and execution of this Agreement.

18.4	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under any law, this shall not affect or impair the legality, validity and enforceability of the remaining provisions of this Agreement in any respect.

18.5	No waiver under this Agreement shall be effective unless the same shall be in writing and signed by the Party against which the wavier is claimed. No course of dealing, failure or delay of any Party to strictly enforce any term, condition, right of this Agreement shall be construed as a waiver of such term, condition or right.

18.6	Unless otherwise provided for under this Agreement, all rights, powers and remedies under this Agreement are cumulative with and are not intended to be exclusive of other rights, powers and remedies provided by law.

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18.7	Time is of the essence for each Party to perform its duties and obligations under this Agreement.

18.8	This Agreement and the Specific Agreements together constitute the entire agreement and understanding between the Parties relating to the subject matter of this Agreement hereof and shall supersede and cancel in all respects all other previous negotiations, proposal, arrangements, understandings or agreements, of any nature between the Parties on this subject matter. For the avoidance of doubt, this Clause shall not terminate or affect the validity of the Specific Agreement(s) between the Parties (or between the SPG Company and the SRG Company) with respect to the same subject matter which were entered into before the date of this Agreement. To the extent there is any conflict or inconsistency between the terms of this Agreement and the Specific Agreements, the Specific Agreements shall prevail, save for Clause 2.2.

18.9	Save for a SRG Company or a SPG Company, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of, or enjoy any benefit under, this Agreement. No consent from the persons referred to in this Clause is required for the Parties to vary or rescind this Agreement.

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IN WITNESS WHEREOF the Parties have executed this Agreement the day and year first above written.

Signed by [***]	)	[***]
for and on behalf of	)
Hong Kong Telecommunications	)
(HKT) Limited	)
in the presence of	)

Signed by	)
for and on behalf of	)
FWD Group Management Holdings Limited	)
in the presence of	)
)

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IN WITNESS WHEREOF the Parties have executed this Agreement the day and year first above written.

Signed by [***]	)
for and on behalf of	)
Hong Kong Telecommunications	)
(HKT) Limited	)
in the presence of	)

Signed by [***]	)
for and on behalf of	)
FWD Group Management Holdings Limited	)
in the presence of	)
	)	[***]
[***]

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Schedule 1

Services

The Services provided by the SPG Company include the provisioning of:

1.	telephone services (fixed line, unified communications and mobile services) and devices;

2.	connectivity services (including local data, broadband, wifi, Datapak, private network connectivity, SkyExchange, cloud connectivity, facilities managed network services, internet access, international telecommunications, international private leased circuit and other network services);

3.	cloud computing services;

4.	Internet of things (IoT) products and services; and

5.	any other telecommunications services as agreed by the respective SPG Company and SRG Company from time to time under the Specific Agreements.

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Schedule 2

Support Services

The Support Services provided by the SPG Company include the provisioning of:

1.	computer and customer premises equipment rental services;

2.	teleservices;

3.	network, operational and maintenance support (including licence renewal) services;

4.	equipment and facilities leasing services (including, the leasing of equipment and facilities such as phone systems, generators, chillers, cooling towers, transformers and other power equipment and networking equipment); and

5.	any other Support Services as agreed by the respective SPG Company and the SRG Company from time to time under the Specific Agreements.

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Schedule 3

Charges

Part A

Charges for the Services

The Services are provided by the SPG Company to the SRG Company at prevailing market rates for services of similar scope, scale, quality, reliability and services level that would be charged for independent third party customers, as agreed by the respective SPG Company and the SRG Company from time to time under the Specific Agreements.

Part B

Charges for Support Services

Charges for Support Services payable by the SRG Company to the SPG Company shall be on a cost plus basis in such amount as agreed by the respective SPG Company and SRG Company from time to time under the Specific Agreements.

Commercial-in-confidence